Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Amended Registration Statement No. 333-292443 of our report dated December 23, 2025, relating to the financial statements of Inflection Point Acquisition Corp. VI (the “Company”), which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Ridgeland, Mississippi

February 25, 2026